EXHIBIT 5

Bell Atlantic                       Barry S. Abrams
540 Broad Street                    Vice President, General Counsel & Secretary
Room 2000
Newark, NJ  07101
973 649-2656   Fax 973 481-2660
E-Mail: barry.s.abrams@BellAtlantic.com                    [Bell Atlantic Logo]



May 20, 1999




Bell Atlantic - New Jersey, Inc.
540 Broad Street
Newark, NJ 07101

      Re:  Registration Statement
           on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-3 (which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-49851) (the "Registration Statement") which Bell Atlantic - New Jersey, Inc., a New Jersey corporation (the "Company"), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering one or more series of up to $300,000,000 of aggregate principal amount of debt securities (the "Securities") of the Company, to be issued under an Indenture, dated as of December 22, 1993, between the Company and First Union National Bank, as successor Trustee.

        I am Vice President and General Counsel of the Company. I or counsel for Bell Atlantic Corporation, the parent of the Company, working at my direction, have reviewed the Registration Statement, the Company's Certificate of Incorporation and By-Laws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as deemed appropriate for the purpose of giving this opinion.

        Based upon the foregoing, it is my opinion that:

               1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey.

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Bell Atlantic - New Jersey, Inc.
Page 2

               2. The execution and delivery of the Indenture have been duly authorized by the Company by appropriate corporate action, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture is a valid and binding agreement in accordance with its terms.

               3. Upon issuance of the Securities, in accordance with the terms of the resolutions relating thereto of the Board of Directors of the Company and the Indenture, and receipt of payment therefor, and in accordance with the terms of legally required consents, approvals, authorizations and other orders of the Securities and Exchange Commission and any other regulatory authorities, the Securities will be legally issued and binding obligations of the Company.

               I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Legal Opinions" in the Registration Statement.

                                                              Very truly yours,



                                                          /s/ Barry S. Abrams


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